UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2007

PLACER SIERRA BANCSHARES

(Exact Name of Registrant as Specified in Its Charter)

California	0-50652	No. 94-3411134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

525 J Street, Sacramento, California 95814

(Address of Principal Executive Offices) (Zip Code)

1-916-554-4750

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Effective as of 11:59 p.m., Central time, on June 1, 2007, a wholly owned subsidiary of Wells Fargo & Company (“Wells Fargo”) merged with and into Placer Sierra Bancshares (“Placer Sierra”), with Placer Sierra surviving the merger as a wholly owned subsidiary of Wells Fargo. As a result of the merger, each share of Placer Sierra common stock outstanding at the time of the merger was converted into the right to receive 0.7788 of a share of Wells Fargo common stock in accordance with the terms of the Agreement and Plan of Reorganization, dated as of January 9, 2007, by and between Placer Sierra and Wells Fargo and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2	Agreement and Plan of Reorganization, dated as of January 9, 2007, by and between Placer Sierra Bancshares and Wells Fargo & Company, incorporated by reference to Exhibit 2 to Wells Fargo’s Registration Statement on Form S-4 filed on April 13, 2007 (File No. 333-142102).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 1, 2007	PLACER SIERRA BANCSHARES

	By:	/s/ David E. Hooston
David E. Hooston
Chief Financial Officer